EXHIBIT 11
                                                   ----------

                                   CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES
                        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                                     (in thousands, except per share data)
                                                  (unaudited)
                                                                   For the Nine Months Ended November 30,
                                                            ----------------------------------------------------
                                                                     1997                          1996
                                                            ----------------------        ----------------------
                                                                            Fully                         Fully
Net income per common and common equivalent share:          Primary        Diluted        Primary        Diluted
                                                            -------        -------        -------        -------
Net income available to common and common equivalent
  shares                                                    $40,022        $40,022        $21,753        $21,753
Adjustments                                                    --             --             --             --
                                                            -------        -------        -------        -------
Net income available to common and common equivalent
  shares                                                    $40,022        $40,022        $21,753        $21,753
                                                            =======        =======        =======        =======
Shares:
Weighted average common shares outstanding                   18,668         18,668         19,482         19,482
Adjustments:
  (1) Assumed exercise of incentive stock options               656            841            363            363
  (2) Assumed exercise of stock options                        --                3             20             20
                                                            -------        -------        -------        -------
Weighted average common and common equivalent
  shares outstanding                                         19,324         19,512         19,865         19,865
                                                            =======        =======        =======        =======
Net income per common and common equivalent share           $  2.07        $  2.05        $  1.10        $  1.10
                                                            =======        =======        =======        =======



                                                                   For the Three Months Ended November 30,
                                                            ----------------------------------------------------
                                                                     1997                          1996
                                                            ----------------------        ----------------------
                                                                            Fully                         Fully
Net income per common and common equivalent share:          Primary        Diluted        Primary        Diluted
                                                            -------        -------        -------        -------
Net income available to common and common equivalent
  shares                                                    $17,611        $17,611        $ 8,311        $ 8,311
Adjustments                                                    --             --             --             --
                                                            -------        -------        -------        -------
Net income available to common and common equivalent
  shares                                                    $17,611        $17,611        $ 8,311        $ 8,311
                                                            =======        =======        =======        =======
Shares:
Weighted average common shares outstanding                   18,676         18,676         19,337         19,337
Adjustments:
  (1) Assumed exercise of incentive stock options               866            884            275            431
  (2) Assumed exercise of stock options                           2              3              6             11
                                                            -------        -------        -------        -------
Weighted average common and common equivalent
  shares outstanding                                         19,544         19,563         19,618         19,779
                                                            =======        =======        =======        =======
Net income per common and common equivalent share           $  0.90        $  0.90        $  0.42        $  0.42
                                                            =======        =======        =======        =======
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